EX-23.1



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 27, 2000 included in KeySpan Corporation's Form 10-K for the twelve months ended December 31, 1999.


/s/ Arthur Andersen LLP
-----------------------
ARTHUR ANDERSEN LLP



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EX-23.2             CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



We consent to the incorporation by reference in the Registration Statement (Form S-8) relating to the KeySpan Energy 401(k) Plan for Management Employees and KeySpan Energy 401(k) Plan for Union Employees of our report dated May 22, 1998 with respect to the consolidated financial statements and schedule of Long Island Lighting Company included in the Annual Report (Form 10-K) of KeySpan Corporation (formerly known as MarketSpan Corporation) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.


/s/ Ernst & Young LLP



Melville, New York
June 29, 2000